                                                                     EXHIBIT 6.2


                        FIRST AMENDMENT TO LOAN AGREEMENT


          THIS FIRST AMENDMENT TO LOAN AGREEMENT (hereinafter called this "First Amendment") is by and between TOTAL BUILDING SYSTEMS, INC., a Texas corporation (hereinafter called the "Borrower") and COMPASS BANK, a Texas banking association (hereinafter called the "Lender") whose address is 24 Greenway Plaza, P.O. Box 4444, Houston, Texas 77210-4444.

                                   WITNESSETH:

          WHEREAS, on March 12, 1998, the Borrower and the Lender entered into a Loan Agreement (hereinafter called the "Agreement") whereby, upon the terms and conditions therein stated, the Lender agreed to make loans to the Borrower up to the aggregate amount of $1,000,000.00 to be used by the Borrower for the purposes set forth in Section 2.4 of the Agreement; and



          WHEREAS, Charles D. McPhail and JoyVer Investments, L.L.C. have requested that certain loan in the aggregate amount of $3,765,000.00 from Lender, and Lender agrees to lend such additional monies subject to the terms and conditions of the loan documents evidencing such loan and the terms and conditions of this First Amendment; and

          WHEREAS, the Borrower and the Lender mutually desire to amend certain aspects of the Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                  GENERAL TERMS

          Section 1.1 Terms Defined in Agreement. As used in this First Amendment, except as may otherwise be provided in Section 1.2 hereof, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

          Section 1.2 New Terms. The following terms are hereby amended or added to Section 1.1 of the Loan Agreement:

               "BORROWING BASE AND COMPLIANCE CERTIFICATE" shall mean that certain report in the form of Exhibit "A" attached and made a part of the First Amendment to Loan Agreement.

               "DEED OF TRUST" shall mean that certain Deed of Trust with Security Agreement and Assignment of Rents and Leases of even date herewith executed by JoyVer Investments, L.L.C. and Charles D. McPhail to Ben Riggs as Trustee for Compass Bank.

               "FIRST AMENDMENT TO SECURITY AGREEMENT" shall mean the First Amendment to Security Agreement of even date with the First Amendment, by and between the Borrower and the Lender.

               "NOTES" shall mean the Revolving Note, the Term Note, and any other note heretofore or hereafter executed and delivered by Borrower, Charles
D. McPhail, or JoyVer Investments, L.L.C. together with all renewals, increases, replacements, extensions, and rearrangements of any of the foregoing, as may be entered into from time to time by Borrower and Lender.

               "OBLIGATIONS" shall mean all indebtedness, obligations, and liabilities of Borrower, Charles D. McPhail ("MCPHAIL"), or JoyVer Investments, L.L.C. ("JoyVer") to Lender of every nature and description, now or hereafter existing or arising, whether such indebtedness is direct or indirect, primary or secondary, fixed or contingent or arises out of or is evidenced by a promissory note, deed of trust, security agreement, open account, overdraft, endorsement, surety agreement, guaranties, or otherwise, including, without limitation, all such obligations, liabilities, and indebtedness of Borrower, McPhail, or JoyVer to Lender under or in connection with the Loan Documents. Obligations shall include all renewals, extensions and rearrangements of any of the above described obligations and indebtedness.

               "SECURITY INSTRUMENTS" shall mean the Security Agreement, the Deed of Trust, and any and all other heretofore and hereafter existing security and other agreements which create or grant a lien or security interest as security for the Revolving Note, Term Note, or other Obligations.

               "TERM NOTE" shall mean a promissory note of even date with the First Amendment, in the original principal amount of $3,765,000.00, executed by JoyVer and McPhail to the order of Lender, as the same may be amended, restated, replaced, substituted, modified, increased, and rearranged from time to time.

               "TERM NOTE COMMITMENT FEE" shall mean a fee in the amount of one-half of one percent (0.5%) of the difference between the amount of the Term Note and the amount of the Term Note used to refinance the property described in Exhibit "A."

          Section 1.3 Confirmation and Extent of Changes. All terms which are defined in Section 1.1 of the Agreement shall remain unchanged except as specifically provided in Section 1.2 of this First Amendment.

                                    ARTICLE 2

                            AMOUNT AND TERMS OF LOAN

          Section 2.1 Term Loan. A new Section 2.10 is hereby added to the Agreement as follows:

                2.10 "Term Loan. Subject to the full, complete, and timely satisfaction by JoyVer and McPhail of each of the conditions precedent described in Sections 6.1 and 6.2, and relying on the representations and warranties of Borrower set forth herein, Lender agrees to make a single advance term loan to JoyVer and McPhail in the amount of $3,765,000.00, which loan shall be evidenced by the execution and delivery by JoyVer and McPhail of the Term Note."

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

          Section 3.1 Representations Repeated. The representations and warranties of the Borrower contained in the Agreement, the Loan Documents and the other Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement, the Loan Documents and the other Security Instruments were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this First Amendment, except for such changes in the facts represented and warranted as are not in violation of the Agreement, this First Amendment or the other Security Instruments.

          Section 3.2 Security Instruments. All Loan Documents to which the Borrower is a party shall secure the Notes and all of the Obligations of the Borrower to the Lender as such Obligations are increased and modified by this First Amendment, whether or not such Loan Documents shall be expressly amended or supplemented in connection herewith.

          Section 3.3 Compliance with Obligations. The Borrower has performed and complied with all agreements and conditions contained in the Agreement and the Loan Documents required to be performed or complied with by the Borrower prior to or at the time of delivery of this First Amendment.

          Section 3.4 Defaults. There exists, and after giving effect to this First Amendment will exist, no Event of Default, or any condition, or act which constitutes, or with notice or lapse of time (or both) would constitute an Event of Default under the Agreement or any loan agreement, note agreement, or trust indenture to which the Borrower is a party.

          Section 3.5 No Amendments. Nothing in Article 3 of this First Amendment is intended to amend any of the representations or warranties contained in the Agreement.

                                    ARTICLE 4

                              AFFIRMATIVE COVENANTS

          Section 4.1 Affirmative Covenants of Borrower. A new Section 4.1(c)(ix) is hereby added to the Agreement as follows:

         4.1(c) "(ix) On or before January 31st of each year, a financial statement from JoyVer Investments, L.L.C. including therein a statement of cash flow and balance sheet and a tax return upon the filing thereof."

                                    ARTICLE 5

                               NEGATIVE COVENANTS

         Section 5.1 Negative Covenants of Borrower. Sections 5.1(l) through 5.1(n) of the Agreement are hereby amended to read in their entirety as follows:

                  5.1(1) "Permit Borrower's Tangible Net Worth to be less than $2,300,000.00;"

                  5.1(m) "Permit at any time the Debt to Tangible Net Worth Ratio of Borrower to be more than the ratio of 1.5 to 1;"

                  5.1(n) "Permit at any time the Current Ratio of Borrower to be less than the ratio of 1.5 to 1;"

          Section 5.2 Consecutive Losses. A new Section 5.1(s) is hereby added to read in its entirety as follows:

                  5.1(s) "Incur a loss for two consecutive quarters;"

                                    ARTICLE 6

                                   CONDITIONS

          The Lender has relied upon the representations and warranties contained in this First Amendment in agreeing to the amendments and supplements to the Agreement set forth herein and the amendments and supplements to the Agreement set forth herein are conditioned upon and subject to the accuracy of each and every representation and warranty of the Borrower made or referred to herein, to the performance by the Borrower of its obligations to be performed under the Agreement and the Security Instruments on or before the date of this First Amendment and to the following further conditions:

          Section 6.1 The Term Note. JoyVer and McPhail shall have duly and validly issued, executed and delivered to the Lender the Term Note.

          Section 6.2 First Amendment to Security Agreement. The Borrower shall have duly and validly executed and delivered to the Lender this First Amendment and the First Amendment to Security Agreement.

          Section 6.3 Ratification of Guaranty. The Guarantor shall have duly and validly issued, executed and delivered to the Lender a ratification of the Guaranty in form satisfactory to Lender.

          Section 6.4 Secretary's Certificate. The Lender shall have received certificates of the Secretary or Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors in form and substance satisfactory to the Lender with respect to the Term Note, this First Amendment, the First Amendment to Security Agreement, and any other Security Instruments provided herein and the officers of the Borrower authorized to sign such instruments, and (ii) specimen signatures of the officers so authorized.

          Section 6.5 Term Note Commitment Fee. JoyVer and McPhail shall have paid the Term Note Commitment Fee to Lender.

          Section 6.6 Events of Default. Section 7.1(a) of the Agreement is hereby amended to read in its entirety as follows:

                   "7.1(a) The failure to pay when due any fee or payment under this agreement, the Revolving Note, the Term Note, any of the other Obligations, or any other obligations arising under or in connection with any of the Loan Documents;"

          Section 6.7 Satisfaction of Conditions of the Agreement. All conditions referred to in Section 6 of the Agreement shall have been satisfied.

                                    ARTICLE 7

                                  MISCELLANEOUS

          Section 7.1 Extent of Amendments. Except as otherwise expressly provided herein, the Agreement, the Security Instruments, the Notes and the other instruments and agreements referred to therein are not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement are herein ratified and confirmed and shall remain in full force and effect.

          Section 7.2 References. On and after the date on which this First Amendment becomes effective, the terms, "this Agreement," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Agreement shall, except where the context otherwise requires, refer to the Agreement, as amended by this First Amendment.

          Section 7.3 Counterparts. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the 10th day of August, 1998.



BORROWER:                                       TOTAL BUILDING SYSTEMS,
                                                a Texas corporation


                                                By: /s/ Charles D. McPhail
                                                  Charles D. McPhail
                                                  President and Chief Executive
                                                  Officer


LENDER:


                                                COMPASS BANK,
                                                a Texas banking association


                                                By: /s/ Robert Ittner
                                                Robert C. Ittner
                                                Senior Vice President

                                   EXHIBIT "A"

                FORM OF BORROWING BASE AND COMPLIANCE CERTIFICATE

              This certificate dated as of _______1998, is prepared pursuant to
Section 4.1(c)(ii) of certain Loan Agreement dated as of March 12, 1998 (the "Loan Agreement"), between Total Building Systems, Inc. ("Company"), and Compass Bank ("Bank"). Unless otherwise defined in this certificate, capitalized terms shall have the meaning given to them in the Loan Agreement.

              The Company hereby certifies (a) that no Event of Default has occurred or is continuing, (b) all of the representations and warranties made by the Company in the Loan Agreement are true and correct in all material respects on the date of this certificate as if made on this date, (c) no payments owing by the Company to an operator of a facility at which Inventory of Borrower is located are past due by more than 30 days, and (d) that as of ___________, 199_, the following amounts and calculations were true and correct:


I.  BORROWING BASE:
(A)
    1 . Total Accounts                                            $

                                     minus
2.    Total Ineligible Accounts                                   $
      Accounts
                                     equals
3.    Eligible Accounts
                                                                  $
                                                                  x 80%
                                     equals Borrowing Base        $
                                                                  (Not to exceed
                                                                  $1,000,000.00)
                                     Plus

(B)   The aggregate outstanding
      unpaid advances under                                       $
      Revolving Note

                                     equals

(C)   Excess (Deficit)                                            $

11. FINANCIAL COVENANTS (calculated in accordance with Loan Agreement):

(A)   Tangible Net Worth                                          $
                                                                    ($2,300,000)

(B)   Debt to Tangible Net Worth Ratio:

      1.  Debt

      2.  Tangible Net Worth

      3.  Ratio of B. I. to B.2
                                                                  (not more than
                                                                  1.5 to 1)

(C)   Current Ratio

      1.  Total Current Assets                                    $

      2.  Total Current Liabilities                               $

      3.  Ratio of C.1 to C.2                                     $
                                                                  (not less than
                                                                  1.5 to 1)
(D)   Fixed Charge Coverage Ratio


      1.  (i) EBITDA plus (ii) Current
          maturities of Capitalized Lease
          Obligations


      2.  (i) Current maturities of long
          term Debt plus (ii) current
          maturities of Capitalized Lease
          Obligations plus (iii) Interest Expense                 $

      3.  Ratio of (D.1) to (D.2)
          (not less than 1.25 to 1)

(E) The Company has / has not incurred a loss in the two (2) calendar quarters immediately preceding the date of this Compliance Certificate.

                I HEREBY CERTIFY THAT THE FOREGOING REPRESENTATIONS AND STATEMENTS ARE TRUE AND CORRECT AS OF THE DATE HEREOF.


                                                TOTAL BUILDING SYSTEMS, INC.
                                                a Texas corporation


                                                By:
                                                   Charles D. McPhail, President



                                      A-iii